Universal Technical Institute Provides Update on Transformation Plan

SCOTTSDALE, ARIZ. - October 23, 2018 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, today provided an update on its Transformation Plan and commentary on 2018 new student starts.

Universal Technical Institute’s Transformation Plan, which is focused on strategic investments in marketing and admissions, retention and student services, is progressing and serving as a foundation for new student start growth and improved graduation rates. The Transformation Plan initiatives, combined with continued execution on the metro campus strategy, have already had positive impact on student starts.

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The total number of students who started school in the fourth quarter increased 8.5% to 6,022 compared to the prior year fourth quarter with 48.1% of the start growth coming from UTI’s new Bloomfield, New Jersey campus, which opened in August.

•	High school student starts grew 13.6% percent, reflecting a 390-basis point improvement in the show rate, compared to the prior year fourth quarter.

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Adult show rate improved by 50 basis points, but student starts were even with the prior year fourth quarter. The strong labor market and historically low unemployment rates continue to pressure this segment.

•	Overall, new student starts for fiscal 2018 were up 1.2% compared to 2017, marking the first time for new student start growth in eight years.
“The successes to date demonstrate the focused work and passion of our team in partnership with our educational consultant. We appreciate our partner’s efforts to help UTI improve business processes and strategies to better meet the needs of students and our industry partners. We have now successfully developed the internal capability and expertise to execute our Transformation Plan without the ongoing support of our consultant. As a result, we have exited the contractual relationship, and expect significant financial savings associated with this decision,” said Kim McWaters, UTI’s President and Chief Executive Officer.

UTI will file an 8-K today regarding the updated status of its consulting agreement with the aforementioned educational consultant.

Management plans to report full operational results on its fourth quarter and full year 2018 conference call on November 29, 2018.

Safe Harbor Statement
This press release includes “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. All statements other than statements of historical fact, including statements regarding enrollment trends, our growth strategy, initiatives to improve show rates and execution of our Transformation Plan, are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements are based upon management's current expectations and are inherently uncertain. Actual performance and results could differ materially for a number of reasons, including changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions and other risks that are described from time to time in the Company's public filings.

Information on these and other factors that could cause our actual results to differ significantly from management’s expectations is provided in the Company's filings with the Securities and Exchange Commission, including Part I, Item IA (Risk Factors) of the Company’s 2017 Annual Report on Form 10-K filed with the SEC on December 1, 2017. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 53-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Scott Yessner
Interim Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0977

Investor Relations Contact:
Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com
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